                                                                  EXHIBIT 10F




                              VERSON SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                                TABLE OF CONTENTS

ARTICLE I.    Purpose. . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.  Definitions and Construction. . . . . . . . . . . . . . .    2
     2.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .    2
     2.2.   Principal Entities . . . . . . . . . . . . . . . . . . . .    2
     2.3.   Determination of Benefits. . . . . . . . . . . . . . . . .    3
     2.4.   Other Definitions. . . . . . . . . . . . . . . . . . . . .    7
     2.5.   Construction . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE III.  Participation and Service. . . . . . . . . . . . . . . .    7
     3.1.   Participation. . . . . . . . . . . . . . . . . . . . . . .    7
     3.2.   Service. . . . . . . . . . . . . . . . . . . . . . . . . .    8
     3.3.   Credited Service . . . . . . . . . . . . . . . . . . . . .    8
     3.4.   Participation and Service Upon Re-employment . . . . . . .   10
     3.5.   Transfers. . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE IV.    Requirements for Retirement Benefits. . . . . . . . . .   13
     4.1.   Normal Retirement. . . . . . . . . . . . . . . . . . . . .   13
     4.2.   Early Retirement . . . . . . . . . . . . . . . . . . . . .   13
     4.3.   Disability Retirement. . . . . . . . . . . . . . . . . . .   13
     4.4.   Deferred Vested Pension. . . . . . . . . . . . . . . . . .   14
     4.5.   Commencement of Benefits . . . . . . . . . . . . . . . . .   15

ARTICLE V.    Amount of Retirement Benefits. . . . . . . . . . . . . .   15
     5.1.   Normal Retirement Pension. . . . . . . . . . . . . . . . .   15
     5.2.   Early Retirement Pension . . . . . . . . . . . . . . . . .   16
     5.3.   Disability Retirement Pension. . . . . . . . . . . . . . .   16
     5.4.   Deferred Vested Pension. . . . . . . . . . . . . . . . . .   16
     5.5. Minimum Pensions for Participants Included Under Prior Provisions of the Verson Segment as of August 1, 1976. . . 17
ARTICLE VI.    Manner of Payment and Other Benefits. . . . . . . . . .   17
     6.1.   Payment of Pensions. . . . . . . . . . . . . . . . . . . .   17
     6.2.   Death Before Retirement. . . . . . . . . . . . . . . . . .   19
     6.3.   Death After Retirement . . . . . . . . . . . . . . . . . .   19
     6.4. Death After Termination of Employment and Before Pension Payments Commence or While Receiving a Disability Retirement
            Pension. . . . . . . . . . . . . . . . . . . . . . . . . .   19
     6.5.   Contingent Beneficiary Option. . . . . . . . . . . . . . .   20
     6.6.   Level Income Option. . . . . . . . . . . . . . . . . . . .   21
     6.7.   Designation of Beneficiary . . . . . . . . . . . . . . . .   22
     6.8.   Small Pensions . . . . . . . . . . . . . . . . . . . . . .   23

                                TABLE OF CONTENTS
                                    CONTINUED


     6.9.   Re-employment and Continued Employment After Retirement. .   24
     6.10.  Non-alienation of Benefits . . . . . . . . . . . . . . . .   25
     6.11.  Lump Sum Option. . . . . . . . . . . . . . . . . . . . . .   27
     6.12.  Direct Rollover. . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VII.   Miscellaneous . . . . . . . . . . . . . . . . . . . . .   28
     7.1.   Non-guarantee of Employment. . . . . . . . . . . . . . . .   28
     7.2.   Rights to Fund Assets. . . . . . . . . . . . . . . . . . .   28
     7.3.   Non-forfeitability of Benefits . . . . . . . . . . . . . .   28

ARTICLE VIII.    Adoption of the Verson Segment. . . . . . . . . . . .   28
     8.1.   Adoption Procedure . . . . . . . . . . . . . . . . . . . .   28
     8.2.   Joint Employers. . . . . . . . . . . . . . . . . . . . . .   29
     8.3.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . .   29
     8.4.   Withdrawal . . . . . . . . . . . . . . . . . . . . . . . .   29
     8.5.   Superseded Plans . . . . . . . . . . . . . . . . . . . . .   29

                              VERSON SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                                   ARTICLE I.

                                     PURPOSE

     The Verson Allsteel Press Company, Inc. ("Verson") adopted the Verson Allsteel Press Company Employees Retirement Plan (the "Plan") effective as of January 1, 1953, to provide retirement benefits for its employees. The Plan was amended and restated effective as of August 1, 1976. The Plan was again amended and restated effective August 1, 1984, and it subsequently was amended effective August 1, and October 31, 1986. Verson was acquired by Allied Products Corporation ("Allied") in 1986, became a division of Allied at that time, and Allied became the sponsor of the Plan at that time. Participants' benefits under the Plan were frozen as of October 31, 1986, and no further accrual of benefits has occurred under the Plan after that date. Effective December 31, 1991, the F.J. Littell Machine Co. Pension Plan for Office, Engineering, Sales and Supervisory Employees was merged into the Plan under the name Verson Division of Allied Products Corporation Employees Retirement Plan (the "Combined Plan"). Effective January 29, 1993, sponsorship of the Combined Plan was transferred to Verson Corporation. Effective December 31, 1993, sponsorship of the Combined Plan was transferred to Allied. Also effective December 31, 1993, the Bush Hog Division of Allied Products Corporation Salaried Pension Plan was merged into the Combined Plan and the resulting plan was renamed the Allied Products Corporation Combined Retirement Plan (the "Merged Plan"). The segment of the Merged Plan applicable to employees of the Employer (the "Verson Segment") is now being amended and restated, effective as of December 31, 1993, with certain amendments effective as of the dates indicated in the affected provisions.

     The Merged Plan and the Fund are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The provisions of the Merged Plan shall apply only to a Participant who terminates employment with the Company or another Employer on or after the Effective Date. Except as otherwise specifically provided for herein, a former employee's eligibility for benefits, and the amount of benefits, if any, payable to or on behalf of a former employee shall be determined in accordance with the provisions of the Plan, the Combined Plan or the Merged Plan in effect on the date his employment terminated. The benefit payable to or on behalf of a Participant included under such plan shall not be affected by the terms of any plan amendment effective after such Participant's employment terminates, unless the amendment expressly provides otherwise.

                                   ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

     2.1. DEFINITIONS: Words and phrases appearing in the Verson Segment shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

     2.2. Principal Entities:

          (a) MERGED PLAN: The Allied Products Corporation Combined Retirement Plan.

          (b) VERSON SEGMENT: The Verson Allsteel Press Company Employees Retirement Plan until December 31, 1991; effective from December 31, 1991, through December 31, 1993, the portion of the Verson Division of Allied Products Corporation Employees Retirement Plan As Applicable to Employees Other Than Former Employees of the F.J. Littell Machine Co. Division of Allied Products Corporation; and, effective from and after December 31, 1993, the segment of the Allied Products Corporation Combined Retirement Plan set forth herein, as amended from time to time.

          (c) COMPANY: Allied Products Corporation, a corporation organized and existing under the laws of the state of Delaware, or its successor or successors. Notwithstanding the preceding provisions of this subsection, from January 29, 1993 through December 31, 1993, the term "Company" means Verson Corporation, a corporation organized and existing under the laws of the state of Delaware.

          (d) EMPLOYER: For purposes of the Verson Segment, the term EMPLOYER means the Verson Division of Allied Products Corporation and such other subsidiary or affiliated companies that adopt the Verson Segment with the consent of the Company in accordance with the provisions of Article VIII. The term Employer, for purposes of the Verson Segment, may refer to an individual Employer or to all Employers collectively, as the context requires. Notwithstanding the preceding provisions of this subsection, effective from January 29, 1993 through March 18, 1994, the term EMPLOYER means Verson Corporation in lieu of the Verson Division of Allied Products Corporation.

          (e) EMPLOYEE: Any person who, on or before October 31, 1986, is receiving remuneration in an employer-employee relationship for personal services rendered to the Employer (or would be receiving such remuneration except for an Authorized Leave of Absence), other than an Employee covered under the terms of the Littell Segment of the Allied Products Corporation Combined Retirement Plan (covering former employees of the F.J. Littell Machine Co. Division of Allied Products Corporation). Employee does not include leased employees (as defined under Section 414(n)(2) of the Code) who perform services for the Employer, except to the extent required by applicable law.

          (f) NON-UNION EMPLOYEE: An Employee who is not within a collective bargaining unit recognized as such by the Employer and represented by a Union, whereby pensions are the subject of collective bargaining.

          (g) PARTICIPANT: A Non-Union Employee participating in the Verson Segment in accordance with the provisions of Section 3.1.

          (h) ELIGIBLE SPOUSE: The husband or wife of a Participant to whom he or she is married on the date the Participant's Pension payments under the Verson Segment commence. However, if the Participant should die prior to the date Pension payments under the Verson Segment would have commenced to him or her, then the Eligible Spouse shall be the husband or wife to whom the Participant had been married throughout the one-year period preceding the date of his or her death.

     2.3. DETERMINATION OF BENEFITS:

          (a) PENSION: A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Verson Segment.

          (b) RETIREMENT: Termination of employment for any reason other than death after a Participant has fulfilled all requirements for a Normal, Early or Disability Retirement Pension. A Participant's Retirement date shall be deemed to be the day immediately following his last day of Service under Section 3.2. Additionally, a Participant will be deemed to be retired if after his Retirement he continues to perform services for the Employer or receives payment for vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence for less than 8 days of employment in any calendar month. A Participant who is deemed to be retired under the provisions of the preceding sentence shall be considered to have commenced (or continued) his Retirement on the first day of the calendar month in which such Participant received remuneration for less than 8 days of employment.

          (c) NORMAL RETIREMENT DATE: The Participant's 65th birthday, and, as of such date, benefits shall be nonforfeitable.

          (d) SERVICE: The period of a Participant's employment considered in accordance with Section 3.2 in determining his eligibility for benefits under the Verson Segment.

          (e) CREDITED SERVICE: The period of a Participant's employment through October 31, 1986 considered in accordance with Section 3.3 in determining the amount of benefits payable to or on behalf of the Participant.

          (f) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns or retires within the period specified in the Authorized Leave of Absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to re-employment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

          (g) AUTOMATIC LEAVE OF ABSENCE: Any period of absence before or after termination of active employment during which an Employee is directly or indirectly paid by the Employer, but limited to a maximum of 12 months for each such period (and without duplication of a period of Authorized Leave of Absence). Such periods shall not include any period for which a payment is made or due under the Verson Segment or under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly or indirectly paid or entitled to payment" regardless of whether such payment is made by or due from the Employer directly, or made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

          (h) COMPENSATION: The amounts paid to an Employee through October 31, 1986 for personal services during the period considered as Service under the Verson Segment (1) by an Employer, and (2) by an affiliate of an Employer while the Employee is on a special assignment by that Employer. For purposes of the Verson Segment, Compensation shall not include commissions, premium payments for overtime, supplemental payments for employees serving outside the United States, or severance pay. If benefits in the Verson Segment are ever not frozen so Participants earn Compensation after July 31, 1989, the limit on annual compensation contained in Section 401(a)(17) of the Code shall apply.

          (i) AVERAGE MONTHLY COMPENSATION: The result obtained by dividing the total Compensation of a Participant during the 5 consecutive completed calendar years of Service in which Compensation was highest within the last 10 completed calendar years of Service through his Normal Retirement Date (or, if earlier, October 31, 1986) by 60 (or by the actual number of months of Service if fewer than 60) or; if greater, the Compensation of a Participant during the 4 consecutive completed calendar years plus the partial calendar year ending coincident with or immediately prior to his Normal Retirement Date (or, if earlier, October 31, 1986) divided by 60.

          (j) PRIMARY SOCIAL SECURITY BENEFIT: The monthly amount available to the Participant at age 65 determined under the provisions of Title II of the Social Security Act in effect at the time of the earliest to occur of his termination of employment, his attainment of age 65 or October 31, 1986 (such earliest date being referred to in this subsection as the "determination date"), without regard to any increases in the wage base or benefit levels that take effect after such date, subject to the following:

               (1) If the determination date occurs before the Participant reaches age 65, the Participant's Primary Social Security Benefit shall be calculated by assuming continuation of his Compensation until age 65 at the same rate as in effect on the determination date. However, if the determination date is the date on which employment terminates because of Disability and the Participant qualifies for a Disability Insurance Benefit under the Social Security Act, the Primary Social Security Benefit shall be the monthly amount payable as a Disability Insurance Benefit.

               (2) If records of a Participant's Compensation for any years prior to the determination date are not reasonably accessible from the records of the Employer, then for the purposes of calculating a Primary Social Security Benefit hereunder, the amount of Compensation for any given year shall be equal to the Participant's Compensation in the earliest calendar year for which Compensation records are available, reduced on a compounded basis by 6% for each year that the year in question precedes the earliest year for which Compensation records are available. In lieu of such assumed Compensation, actual wages will be used if, within the time period described below, a Participant furnishes the Plan Administrator with an accurate record of his actual wages. The Plan Administrator shall notify a Participant of his right to provide the Plan Administrator with an accurate record of his actual wages and the Participant shall have 180 days from the later of the determination date or the date of such notification to furnish the accurate record of his actual wages.

               (3) The Plan Administrator may adopt rules which do not conflict with the previous provisions of this subsection, but which govern the computation of a Primary Social Security Benefit hereunder, and the fact that an Employee does not actually receive such amount from the Social Security Administration because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

          (k) ACCRUED BENEFIT: The amount of the pension benefit under the Verson Segment earned by a Participant as of the earlier of his Retirement or October 31, 1986, determined in accordance with Section 5.1.

          (l) INTEGRATED BENEFITS: Temporary disability benefits available to a retired Participant under any Workmen's Compensation or Occupational Disease law or under any Federal, State or other system to which the Employer is required by law to contribute or pay all or part of the costs, exclusive of Unemployment Compensation benefits and any benefit payable under Title II of the Social Security Act.

          (m) ACTUARIAL (OR ACTUARIALLY) EQUIVALENT: For purposes of the Verson Segment, equality in value of the aggregate amounts expected to be received under different forms of payment, and except as provided below, based on the UP-1984 Mortality Table with no set forward or set back for Participants, Participants' spouses, contingent beneficiaries or beneficiaries and with interest at 7-1/2% per annum. However, with respect to any lump sum payment that may be payable under the Verson Segment, the Actuarial Equivalent lump sum value for payments made in any Plan Year shall be based on immediate and deferred rates which would be used (as of the beginning of the Plan Year) by the Pension Benefit Guaranty Corporation for purposes of valuing immediate annuities on a plan termination.

          (n) DISABILITY: A physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity, as determined in accordance with the provisions of Section 4.3. Entitlement to a Disability Insurance Benefit under the Social Security Act is sufficient but not required evidence of Disability.

     2.4. OTHER DEFINITIONS:

          (a) EFFECTIVE DATE: December 31, 1993, the date of this amendment and restatement of the Verson Segment. Notwithstanding the preceding provisions of this paragraph, certain provisions of the Verson Segment are effective as of the dates specified therein.

          (b) PLAN YEAR: The calendar year; provided, however, that, prior to January 1, 1995, the Plan Year is the 12-month period commencing on August 1, and ending on July 31 and the short year commencing on August 1, 1994 and ending on December 31, 1994.

     2.5. CONSTRUCTION: The masculine gender, where appearing in the Verson Segment, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Verson Segment, not to any particular provision or Section of the Verson Segment. All references herein to Articles and/or Sections shall mean and refer to Articles and/or Sections of the Verson Segment unless otherwise qualified. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Verson Segment. Terms used in the Verson Segment when not defined in the Verson Segment shall have the meanings given them by the Merged Plan.

                                  ARTICLE III.

                            PARTICIPATION AND SERVICE

     3.1. PARTICIPATION: Any Non-Union Employee included under the prior provisions of the Verson Segment as of the day before the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Verson Segment. In addition, any Employee who participates in the Verson Segment under the provisions of the Verson Segment in effect as of October 30, 1986 shall continue to participate after such date. Because the Verson Segment was frozen as of October 31, 1986, an Employee hired after that date shall not be eligible to participate in the Verson Segment.

     After a termination of employment, a rehired Employee's subsequent participation in the Verson Segment shall be subject to the re-employment provisions of Section 3.4.

A former Employee entitled to receive a Pension under the Verson Segment shall continue as a Participant until the date of his death.

     3.2. SERVICE: A Participant's eligibility for benefits under the Verson Segment shall be determined by his period of Service. Subject to the re-employment provisions of Section 3.4, a Participant shall receive Service for years of employment with the Employer from and after the date his last period of continuous employment commenced.

     Service shall terminate under the Verson Segment as of the date of termination of employment or the subsequent expiration of an Automatic Leave of Absence, subject to the following:

          (a) If re-employment occurs within 12 months after the Participant's first day of absence from employment, the re-employment provisions of
     Section 3.4(b) shall be applicable.

          (b) If upon termination of employment a Participant receives Compensation for an accrued vacation extending beyond the 12-month period of an Automatic Leave of Absence, his Service and Credited Service shall terminate as of the date such period of accrued vacation ends.

          (c) An Authorized Leave of Absence (whether or not compensated), including an Authorized Leave of Absence for service in the Armed Forces of the United States, which extends beyond 12 months shall be included in a Participant's period of Service, subject to the provisions of
     Section 2.3(f). Service also shall include periods of temporary illness and an Automatic Leave of Absence.

          (d) With respect to all Employees who were in the employ of the Company or its predecessor on November 19, 1973, Service shall not be considered to have been broken by reason of the last termination of employment prior to November 19, 1973, no matter how such termination of employment occurred.

     The transfer provisions of Section 3.5 shall apply in the case of a transferred employee.

     Notwithstanding the foregoing, Service prior to August 1, 1976 under this Section shall not be less than that determined under the prior provisions of the Verson Segment for Employees who were included under the prior provisions of the Verson Segment on July 31, 1976.

     3.3. CREDITED SERVICE: The amount of benefit payable to or on behalf of a Participant shall be determined on the basis of his Credited Service earned through October 31, 1986. Subject to the re-employment provisions of
Section 3.4 and the transfer provisions of Section 3.5, a Participant shall receive Credited Service during his years of employment as a Non-Union Employee, from and after the date his last period of employment by the Employer commenced, and ending no later than the earlier of his employment termination or October 31, 1986, subject to the following:

          (a) Credited Service shall not include the months between two periods of a Participant's employment unless he is re-employed by the Employer within a twelve consecutive month period after his first day of absence from employment, as described in the re-employment provisions of
     Section 3.4(b).

          (b) Credited Service prior to August 1, 1976 for a Participant who was included under the prior provisions of the Verson Segment on July 31, 1976 shall be determined in accordance with the prior provisions of the Verson Segment (but without duplication of credit for employment as a Union and Non-union Employee). With respect to all Employees who were in the employ of the Company on November 19, 1973, Credited Service shall not be considered to have been broken by reason of the last termination of employment prior to November 19, 1973, no matter how such termination of employment occurred.

          (c) Credited Service shall include the same periods of Automatic Leaves of Absence considered as Service in Section 3.2(b), any Authorized Leave of Absence for illness, or while on special assignment by the Employer, or service in the Armed Forces of the United States pursuant to the provisions of Section 2.3(f), and a maximum of 30 days for any other uncompensated Authorized Leave of Absence.

          (d) A fractional year of Credited Service shall provide proportional credits in the computation of the Participant's Pension.

          (e) In the event a Participant ceases to be an Employee eligible to accrue benefits under the Verson Segment but remains in the employ of the Employer, he shall receive no Credited Service until he is again in eligible employment.

          (f) Anything in the Verson Segment to the contrary notwithstanding, Credited Service shall not include any service, period of employment or period of Automatic Leave of Absence or Authorized Leave of Absence after October 31, 1986. The Credited Service of each Employee who was a Participant on October 31, 1986 shall be determined as of October 31, 1986 and shall not exceed that figure.

     3.4. PARTICIPATION AND SERVICE UPON RE-EMPLOYMENT: The following rules shall apply upon re-employment:

          (a) Upon re-employment of an Employee whose termination of employment with the Employer occurred before August 1, 1976 without entitlement to a Pension, he shall be treated as a new Employee for all purposes of the Verson Segment.

          (b) The first day of absence from employment shall commence a twelve consecutive month period to be used to determine whether the Employee had a one-year break in employment. Re-employment within such twelve-month period shall result in no break in employment; and for purposes of determining Verson Segment participation under Section 3.1 and the Employee's Service under Section 3.2, the period of absence shall be considered a part of his period of continuous employment. However, Credited Service under Section 3.3 shall consist of the sum of the Employee's calendar months of actual employment, subject to the rules in
     Section 3.3(f).

          (c) Upon re-employment of an Employee who previously terminated employment with the Employer after becoming entitled to a Pension under the Verson Segment, his prior Service and Credited Service shall be added to his new Service and Credited Service in determining his rights and benefits under the Verson Segment, subject to the rules in Section 3.3(f).

          (d) Upon re-employment of an Employee who previously terminated employment with the Employer without entitlement to a Pension under the Verson Segment, his prior Service and Credited Service shall be canceled; provided, however, that his prior Service and Credited Service shall not be canceled and shall be restored if at least one of the following is applicable:

               (1) the period between his termination of employment and his date of re-employment is shorter than the length of his prior period of Service, or

               (2) as of July 31, 1985, the period between his termination of employment and July 31, 1985 is shorter than the length of his prior period of Service, and upon re-employment the period between his termination of employment and his re-employment was shorter than 5 years, or

               (3) the Employee's termination of employment commenced on or after August 1, 1985 and the period between his termination of employment and his date of re-employment is less than 5 years, or

               (4) the Employee's termination of employment commenced on or after August 1, 1985 due to a "maternity or paternity leave" and the period between his termination of employment and his re-employment is shorter than the length of his prior period of Service plus one year, or

               (5) the Employee's termination of employment commenced on or after August 1, 1985 due to a "maternity or paternity leave" and the period between his termination of employment and his re-employment is shorter than 6 years.

          (e) When Service and Credited Service are restored under subparagraph (d) above, (1) in the case of a Participant, active participation in the Verson Segment shall be deemed to have recommenced as of the date of re-employment, and (2) in the case of a non-Participant, the re-employed Employee shall become a Participant on the date as of which he has completed the requirements of Section 3.1 and, for this purpose, his employment during both his prior and new periods of employment shall be recognized. If an Employee's pre-break Service and Credited Service are not restored due to the length of the period between this termination of employment and his re-employment, his participation in the Verson Segment shall be determined under Section 3.1 as if he were a new Employee.

     Subject to the provisions of Sections 4.5 and 6.9, no Pension payments shall be made during a period of employment; and if the Participant had received any Pension payments under the Verson Segment, the Pension payable upon his subsequent Retirement shall be reduced by the Actuarial Equivalent of the Pension payments, except Disability Retirement Pension payments, he received prior to his Normal Retirement Date.

     The Pension subsequently payable to any Participant who has a break in continuity of employment shall not be reduced, because of increases in benefits payable under the Social Security Act, below the amount of Pension (if any) that would have been payable under the Verson Segment before the Participant's break in continuity of employment.

     For the purposes of the Verson Segment, "maternity or paternity leave" means separation from employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption. The Plan Administrator shall determine, under rules of uniform application and based on information provided to the Plan Administrator by the Employee, whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave".

     3.5. TRANSFERS:

          (a) BETWEEN EMPLOYERS: If a Participant is transferred to the employment of another Employer, he shall maintain all of his rights under the Verson Segment and his employment and participation herein shall be considered uninterrupted as if no transfer had been made.

          (b) EMPLOYMENT BY RELATED EMPLOYER: A Participant shall receive Service in accordance with the provisions of Section 3.2 for all employment by a Related Employer, but subject to the re-employment provisions of
     Section 3.4.  For purposes of this Section, "Related Employer" shall mean
     (1) any corporation which is a member of the controlled group of corporations of which the Employer is a part, (2) any trade or business which is under common control with the Employer, and (3) any member of an affiliated service group which includes the Employer, all as defined by
     Section 414 of the Code.

          (c) EMPLOYMENT BY PREDECESSOR COMPANY: Employment for predecessor or affiliated companies, if certified by the Employer, prior to inclusion in the Verson Segment, for which no retirement benefits are payable under a qualified retirement plan of any such predecessor or affiliate, shall be considered as employment by the Employer under the Verson Segment.

          (d) TO AND FROM VERSON SEGMENT COVERAGE: In the event of transfer to or from employment providing coverage by another defined benefit retirement plan that is qualified under Section 401(a) of the Code maintained by the Company, the Employer or a Related Employer, a Participant shall receive Credited Service under Section 3.3 only for the period of his employment by the Employer while participating under the prior provisions of the Verson Segment before August 1, 1976 and while participating in the Verson Segment from and after August 1, 1977 except as is otherwise provided in the following sentence. Upon retirement or other termination of employment with the Employer and all Related Employers, the Pension (if any) to which the Employee becomes entitled under the Verson Segment shall be computed on the basis of his Credited Service under Section 3.3, and the provisions of the Verson Segment in effect as of the date of termination of employment with all such organizations. However, if employment terminates under the Verson Segment after a transfer from employment that had provided coverage by either the Verson Allsteel Press Company Pension Plan or the Retirement Plan for Employees of the Hearne, Texas Plant of Verson Allsteel Press Company ("Other Plan"), the Participant's benefit under the Verson Segment shall be determined on the following basis: (a) the vested portion of the Participant's Accrued Benefit shall be determined under the Verson Segment as if his Credited Service under both the Verson Segment and the Other Plan had been Credited Service under the Verson Segment; and there shall then be deducted (b) the Actuarial Equivalent of the vested portion of the Participant's accrued benefit under the Other Plan. The time and manner of payment of the Participant's Pension shall then determine the factors to be applied to such vested Accrued Benefit, in accordance with the provisions of the Verson Segment, to compute the amount of Pension payable under the Verson Segment to or on behalf of the Participant.

          (e) ADDITIONAL PROVISIONS: Notwithstanding anything herein contained to the contrary, if an individual was an employee of Verson Manufacturing Company (or any subsidiary or affiliate thereof) immediately prior to the merger of Verson Manufacturing Company with Verson Allsteel Press Company, and if he became an employee of the Employer as a consequence of the merger, the period he was an employee of Verson Manufacturing Company (or any of its subsidiaries or affiliates) shall be considered employment by the Employer.

                                   ARTICLE IV.

                      REQUIREMENTS FOR RETIREMENT BENEFITS

     4.1. NORMAL RETIREMENT: A Participant shall be eligible for a Normal Retirement Pension if his employment is terminated on or after his Normal Retirement Date. Payment of a Normal Retirement Pension shall commence as of the first day of the month coinciding with or next following the date of Retirement.

     4.2. EARLY RETIREMENT: A Participant shall be eligible for an Early Retirement Pension if his employment is terminated on or after his 55th birthday and after he has completed 10 or more years of Service. Payment of an Early Retirement Pension shall commence as of the first day of the month following the Participant's Normal Retirement Date. However, if a Participant requests the Plan Administrator to authorize the commencement of his Early Retirement Pension as of the first day of the month coinciding with or next following his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, his Pension shall commence as of the beginning of the month so requested, but the amount thereof shall be reduced as provided in
Section 5.2.

     4.3. DISABILITY RETIREMENT: A Participant shall be eligible for a Disability Retirement Pension if his employment is terminated by reason of Disability after he has completed 10 or more years of Service. Payment of a Disability Retirement Pension shall commence as of the first day of the month coinciding with or next following Retirement.

     "Disability" under the Verson Segment shall mean a physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity, based on a medical examination by a doctor or clinic appointed by the Plan Administrator. Entitlement to a Disability Insurance Benefit under the Social Security Act is sufficient but not required evidence of Disability.

     Notwithstanding any other provision of this Section, no Participant shall qualify for a Disability Retirement Pension if, on the basis of a medical examination, the Plan Administrator determines that his Disability results from
(a) an injury suffered while engaged in a criminal act or enterprise, (b) a self-inflicted injury, or (c) service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension; but this provision shall not prevent the Participant from qualifying for a Pension under another provision of the Verson Segment.

     Disability shall be considered to have ended and entitlement to a Disability Retirement Pension shall cease if, prior to his Normal Retirement Date, the Participant (1) is re-employed by the Employer, (2) engages in any substantially gainful activity, except for such occupation or employment as is found by the Plan Administrator to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent disability, or (3) has sufficiently recovered, in the opinion of the Plan Administrator based on a medical examination by a doctor or clinic appointed by the Plan Administrator, to be able to engage in regular employment with the Employer and refuses an offer of employment by the Employer, (4) refuses to undergo any medical examination requested by the Plan Administrator, provided that a medical examination shall not be required more frequently than twice in any calendar year, or (5) becomes ineligible, before attainment of age 65, to receive additional Disability Insurance Benefits under the Social Security Act. If entitlement to a Disability Retirement Pension ceases in accordance with the provisions of this paragraph for a reason other than re-employment by the Employer, such a Participant shall not be prevented from qualifying for a Pension under another provision of the Verson Segment based on his Credited Service and Compensation prior to Disability Retirement; and the Disability Retirement Pension payments received shall be disregarded. If a Participant recovers from Disability and returns to employment with the Employer, subsequent entitlement to a Pension shall be determined in accordance with the provisions of the Verson Segment based on both periods of Service and Credited Service, and the Disability Retirement Pension payments previously received shall be disregarded.

     4.4. DEFERRED VESTED PENSION: A Participant shall be eligible for a Deferred Vested Pension in accordance with the provisions of Section 5.4 if his employment is terminated before death or Retirement after he has completed 5 or more years of Service. Payment of a Deferred Vested Pension shall commence as of the first day of the month following the Participant's Normal Retirement Date. However, if a Participant who had 10 or more years of Service requests the Plan Administrator to authorize the commencement of his Deferred Vested Pension as of the first day of any calendar month within the 10-year period preceding his Normal Retirement Date, his Pension shall commence as of the date so requested, but the amount thereof shall be reduced as is provided in the second paragraph of Section 5.4.

     4.5. COMMENCEMENT OF BENEFITS: Subject to the following sentence, payment of any benefit provided under the Verson Segment shall commence no later than the 60th day after the end of the Plan Year in which the Participant both has attained age 65 and terminated his employment with the Employer. Regardless of the foregoing, the payment of benefits under the Verson Segment to a Participant must commence by the April 1st after the end of the calendar year in which he reaches age 70-1/2.

                                   ARTICLE V.

                          AMOUNT OF RETIREMENT BENEFITS

     5.1. NORMAL RETIREMENT PENSION: Subject to the provisions of Section 5.5, the monthly amount of the Normal Retirement Pension on a single-life basis shall be equal to the greater of the following:

          (a) One percent (1%) of the Participant's Average Monthly Compensation multiplied by his years of Credited Service, except that such amount shall be reduced by Integrated Benefits and the lesser of $85 or 75% of the Primary Social Security Benefit; or

          (b) The Participant's years of Credited Service multiplied by Fifteen Dollars ($15.00).

     If a Participant retires after his Normal Retirement Date, his Pension shall not be less than the amount that would have been payable had Retirement occurred as of his Normal Retirement Date.

     If payment of a Participant's Pension begins while he is still employed by the Employer pursuant to the second sentence of Section 4.5, any subsequent increases in his

Normal Retirement Pension (as a result of Credited Service earned after his Pension payments begin) for a Plan Year shall be reduced (but not below zero) by the Actuarial Equivalent (as specified in the first sentence of Section 2.3(m)) of the Pension payment(s) he received during the preceding Plan Years; provided, however, that the Actuarial Equivalent value of a Paricipant's Pension shall not be reduced by application of this sentence.

     5.2. EARLY RETIREMENT PENSION: Subject to the provisions of Section 5.5, the monthly amount of the Early Retirement Pension on a single-life basis payable at the Participant's Normal Retirement Date shall be equal to his Accrued Benefit as of October 31, 1986.

     If payment of an Early Retirement Pension commences prior to the Participant's Normal Retirement Date, the amount of the Pension shall be reduced on an Actuarially Equivalent basis. However, there shall be no reduction by reason of payments commencing prior to attainment of age 65 in the Pension of a Participant whose Retirement occurs after attainment of (a) age 64 and on or after August 1, 1979, or (b) age 63 and on or after August 1, 1980, or (c) age 62 and on or after August 1, 1981.

     5.3. DISABILITY RETIREMENT PENSION:  Subject to the provisions of
Section 5.5, the monthly amount of the Disability Retirement Pension shall be computed in the same manner as a Normal Retirement Pension under Section 5.1; except that, if subsection 5.1(a) becomes applicable, (1) there shall be no reduction for Integrated Benefits, (2) if the Employee is eligible for a Disability Insurance Benefit under the Social Security Act, the reduction shall be the lesser of $85 or 64% of said Disability Insurance Benefit, and
(3) otherwise, the Participant's Primary Social Security Benefit shall be deemed to be zero (and there shall be no offset based on the lesser of 75% thereof or $85) for any period prior to age 65 during which the Participant is not eligible for a Disability Insurance Benefit under the Social Security Act. A Disability Retirement Pension shall not be reduced because of payments commencing before the Participant's Normal Retirement Date.

     5.4. DEFERRED VESTED PENSION: Subject to the provisions of Section 5.5, the amount of a Deferred Vested Pension on a single-life basis, commencing as of the Participant's Normal Retirement Date shall be equal to the Vested Percentage of the Participant's Accrued Benefit as of October 31, 1986 computed in accordance with Section 5.1 hereof. A Participant's Vested Percentage shall be 100% if he has 5 years of Service (regardless of age), and it shall be 0% until he has 5 years of Service.

     If payment of a Deferred Vested Pension commences prior to the Participant's Normal Retirement Date (pursuant to the last sentence of Section 4.4), the amount of the Pension shall be reduced on an Actuarially Equivalent basis.

     5.5. MINIMUM PENSIONS FOR PARTICIPANTS INCLUDED UNDER PRIOR PROVISIONS OF THE VERSON SEGMENT AS OF AUGUST 1, 1976: Anything to the contrary notwithstanding, if a Participant was included under the prior provisions of the Verson Segment as of August 1, 1976 and a Pension becomes payable under the Verson Segment resulting from termination of employment on or after August 1, 1976, such Pension shall not be less than the Pension which would have been payable had the provisions of the Verson Segment which were in effect immediately prior to August 1, 1976 remained in effect until the Participant's termination of employment.

                                   ARTICLE VI.

                      MANNER OF PAYMENT AND OTHER BENEFITS

     6.1. PAYMENT OF PENSIONS: If a Participant who is entitled to receive a Normal or an Early Retirement Pension, a Deferred Vested Pension, or a Disability Retirement Pension commencing at or after attainment of age 55 has an Eligible Spouse on the date as of which his Pension payments commence, his Pension shall be paid in the form of a 50% Joint and Survivor Pension, unless he elects otherwise in writing and his Eligible Spouse, if necessary, consents to such election.

     Under a 50% Joint and Survivor Pension, a reduced monthly amount shall be paid to the Participant for his lifetime; and his Eligible Spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime survivorship Pension in a monthly amount equal to 50% of the reduced monthly amount which had been payable to the Participant. Subject to the following sentence, the reduced amount payable to the Participant under the 50% Joint and Survivor Pension shall be determined so that the aggregate of the Pension payments expected to be made to the Participant and his Eligible Spouse shall be the Actuarial Equivalent of the single-life Pension determined under Article V. Notwithstanding the foregoing sentence, the Pension payable to the Eligible Spouse of a Participant who retired by reason of Disability shall be based on the portion of the Disability Retirement Pension which would have been payable to the Participant as an Early Retirement Pension. The last payment of the 50% Joint and Survivor Pension shall be made as of the first day of the month in which the death of the survivor occurs.

     In lieu of the 50% Joint and Survivor Pension, a Participant may elect in writing, within the 90-day period prior to the date his Pension payments commence, only with the consent of his Eligible Spouse, to receive a monthly amount in the form of the single-life Pension computed under Article V. A Participant entitled to receive a Normal Retirement

Pension also may elect instead an optional form of benefit under Section 6.5 and a Participant entitled to receive an Early Retirement Pension may elect instead a Level Income Option under Section 6.6.

     A Participant also may revoke any election made under this Section at any time during the 90-day period preceding the date the Participant's Pension commences if the purpose of such revocation is to reinstate coverage under the 50% Joint and Survivor Pension.

     The Eligible Spouse's consent to any election made pursuant to the Verson Segment and requiring the Eligible Spouse's consent shall be in writing and shall acknowledge the effect of such consent. In addition, the Eligible Spouse's signature on the written consent must be witnessed by a Merged Plan representative or by a notary public. The Eligible Spouse's consent need not be obtained if the Plan Administrator is satisfied that there is no Eligible Spouse, that the Eligible Spouse cannot be located or because of any other circumstances which may be prescribed in regulations issued by the Secretary of the Treasury. An Eligible Spouse's consent under the Verson Segment shall be valid only with respect to the specified alternate beneficiary or beneficiaries designated by the Participant; if such alternate beneficiary of beneficiaries is or are subsequently changed, a new consent by the Eligible Spouse will be required. Notwithstanding the provisions of the preceding sentence, a spouse may make a general consent, as described in Treasury Regulation Section 1.401(a)-20, Q&A-31(c). The Eligible Spouse's consent to any election made by a Participant pursuant to the Verson Segment, once made, may not be revoked by the Eligible Spouse.

     Within a reasonable period of time preceding the date his Pension commences, and subject to regulations issued by the Secretary of the Treasury, a Participant shall be supplied with a written explanation of (a) the terms and conditions of the 50% Joint and Survivor Pension, (b) the Participant's right, if any, to elect a single-life Pension or an optional form of payment under
Section 6.5 or 6.6 in lieu of the 50% Joint and Survivor Pension and subject, in certain cases, to his Eligible Spouse's consent and (c) the Participant's right to reinstate coverage under the 50% Joint and Survivor Pension prior to his Pension commencement date by revoking an election of a single-life Pension or an optional form of benefit under Section 6.5 or 6.6.

     If a Participant is entitled to receive a Disability Retirement Pension commencing before age 55, or if a Participant does not have an Eligible Spouse on the date his Pension payments commence, he shall receive the single-life Pension computed under Article V, subject to his right, if any, to elect an optional form of benefit; provided that, the Eligible Spouse of a Participant who receives a Disability Retirement Pension prior to age 55 shall be covered by the 50% Joint and Survivor Pension pursuant to the provisions of

Section 6.4. The last payment of the single-life Pension shall be made as of the first day of the month in which the death of the Participant occurs.

     6.2. DEATH BEFORE RETIREMENT: Upon the death of a Participant before other termination of employment, but after he has attained age 65 or after he has completed at least 5 years of Service, a Pension shall be payable to his Eligible Spouse, if any.

     The Pension payable to an Eligible Spouse of a Participant who was age 55 or older on the date of his death shall be equal to the amount the Eligible Spouse would have been entitled to receive had the Participant retired immediately preceding death and commenced to receive a Normal Retirement Pension or an Early Retirement Pension, whichever is applicable, under either
Section 5.1 or Section 5.2 and the 50% Joint and Survivor Pension provisions of
Section 6.1. The Pension payable to such an Eligible Spouse shall commence as of the first day of the month coinciding with or next following the Participant's death and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

     The Pension payable to an Eligible Spouse of a Participant who was younger than age 55 on the date of his death shall be equal to the amount the Eligible Spouse would have been entitled to receive had the Participant (a) terminated employment immediately prior to death, (b) commenced to receive a Deferred Vested Pension under the provisions of Sections 4.4 and 5.4 and under the 50% Joint and Survivor Pension provisions of Section 6.1 as of the beginning of the month coincidental with or next following the date he would have attained age 55 and (c) then died immediately thereafter. The Pension payable to such an Eligible Spouse of a Participant who was younger than age 55 on the date of his death shall commence as of the beginning of the month coincidental with or next following the date the Participant would have attained age 55 and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

     No benefit shall be payable under this Section for death during employment after the Participant has satisfied the requirements for Normal Retirement if an option is effective under Section 6.6.

     6.3. DEATH AFTER RETIREMENT: In addition to any benefit that may become payable under the Verson Segment, a lump-sum benefit shall be payable upon the death after Retirement of a Participant entitled to receive a Normal, Early or Disability Retirement Pension. The benefit shall be payable in accordance with the Designation of Beneficiary provisions of Section 6.7, in the amount of $2,500.

     6.4. DEATH AFTER TERMINATION OF EMPLOYMENT AND BEFORE PENSION PAYMENTS COMMENCE OR WHILE RECEIVING A DISABILITY RETIREMENT PENSION: A Participant who has terminated employment with entitlement to a Normal Retirement Pension, an Early Retirement Pension or a Deferred Vested Pension hereunder, but whose Pension has not commenced, and who has not elected an effective option under Sections 6.5 or 6.6, shall be covered by the 50% Joint and Survivor Pension provisions of
Section 6.1 until the date his Pension payments commence. In the event of his death prior thereto, his surviving Eligible Spouse shall receive a Pension computed in accordance with the applicable provisions of Section 5.1, 5.2 or 5.4 and Section 6.1 as if the Participant's Pension payments had commenced on the first day of the month in which the later of his date of death or his attainment of age 55 occurred. The Pension payable to such an Eligible Spouse shall commence on the first day of the month in which the later of the Participant's date of death or his 55th birthday occurred, and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

     A Participant who has terminated employment with entitlement to a Disability Retirement Pension, but whose Pension has not commenced, and a Participant who commences to receive a Disability Retirement Pension prior to attainment of age 55 shall be covered by the 50% Joint and Survivor Pension provisions of Section 6.1. In the event of his death prior thereto, his surviving Eligible Spouse shall receive a Pension computed in accordance with the applicable provisions of Sections 5.3 and 6.1 as if the Participant's Pension payments had commenced on the first day of the month in which the Participant's death occurred; provided that the Pension payable to the Eligible Spouse shall be based on the Disability Retirement Pension which would have been payable to the Participant if such Pension had been reduced for early commencement.

     The provisions of this Section shall not affect the right of a Participant to elect the single-life Pension computed under Article V, pursuant to the provisions of Section 6.1.

     6.5. CONTINGENT BENEFICIARY OPTION: In lieu of a Normal Retirement Pension, by filing a timely election with the Plan Administrator, a Participant may designate his spouse as his contingent beneficiary and elect to receive a Pension payable in accordance with one of the options described below. Such option may be elected by a Participant only on behalf of a spouse to whom he has been married for a period of at least three years immediately prior to his date of election and from whom he is not legally separated as of such date.

     An option shall be elected in writing on a form approved by the Plan Administrator, and the aggregate of the Pension payments expected to be made shall be the Actuarial Equivalent of the Pension which the Participant is otherwise entitled to receive upon Retirement.

          (a) OPTION 1: A Participant may elect to receive a reduced Pension payable during the joint lives of the Participant and his spouse; so that, following the death of the Participant, payment of the Pension in an amount equal to 100 percent of the Participant's reduced Pension shall continue to his spouse, if surviving, during the lifetime of the spouse, with the last payment to be made as of the first day of the month in which the death of the survivor occurs.

          (b) OPTION 2: A Participant may elect to receive a reduced Pension payable during the joint lives of the Participant and his spouse; so that, following the death of the Participant, payment of the Pension in an amount equal to 75 percent of the Participant's reduced Pension shall continue to his spouse, if surviving, during the lifetime of the spouse, with the last payment to be made as of the first day of the month in which the death of the survivor occurs.

     Subject to the provisions of Sections 6.1 and 6.7(b), a Participant may elect, change or revoke an option without the approval of the Plan Administrator if such decision is filed in writing with the Plan Administrator at least two years but not more than three years prior to the Participant's Retirement. An option may not be elected, changed or revoked at any other time except with the approval of the Plan Administrator and the Participant's submission of such evidence of the good health of the Participant or his contingent beneficiary as the Plan Administrator shall require and which shall be satisfactory to the Plan Administrator. In no event may an option be changed or revoked after a Participant retires.

     Subject to the provisions of Section 6.9 with respect to employment after age 65, an election made pursuant to this Section shall become inoperative
(1) if the Participant's employment terminates before he becomes eligible for a Normal Retirement Pension, (2) if the Participant dies or is divorced from the contingent beneficiary while employed but before his Normal Retirement Date, or
(3) if his contingent beneficiary dies before his Retirement or other termination of employment. If an option under this Section is effective upon a Participant's Normal Retirement, it will be in place of any benefit otherwise payable under the Verson Segment, and the form made available by the Employer for election of the option shall so specify.

     6.6. LEVEL INCOME OPTION: If payment of an Early Retirement Pension commences prior to the earliest age as of which the Participant will become eligible for an Old-Age, Survivor and Disability Insurance Benefit under the Social Security Act, the Participant may elect upon written application filed with the Plan Administrator, only with the consent of his Eligible Spouse within the 90 day-period prior to the date his Pension payments commence, to have the amount of his Early Retirement Pension adjusted so that an increased amount will be paid until he attains such age, and a reduced amount thereafter. The purpose of this adjustment is to enable the Participant to receive, from the Verson Segment and under the Social Security Act, aggregate income in an approximately level amount for life. Such adjusted Pension payments shall be the

Actuarial Equivalent of the Pension otherwise payable to such Participant. Application of this option shall be in place of any benefit otherwise payable under the Verson Segment, and the form made available by the Plan Administrator for election of the option shall so specify.

     6.7. DESIGNATION OF BENEFICIARY: Designation of a beneficiary or beneficiaries under the Verson Segment shall be governed by the following rules:

          (a)  DESIGNATION PROCEDURE:  Subject to the provisions of
     Section 6.7(b), each Participant or former Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his beneficiary or beneficiaries to receive the death benefit provided under Section 6.3.

          Each beneficiary designation filed with the Plan Administrator will cancel all beneficiary designations previously filed with the Plan Administrator. The revocation of a beneficiary designation no matter how effected, shall not require the consent of any designated beneficiary except as provided in subparagraph (b) below.

          (b) SPOUSAL CONSENT: No beneficiary designation shall be effective under the Verson Segment unless the Participant's Eligible Spouse consents in writing to such designation, the Eligible Spouse's consent acknowledges the effect of such designation and the Eligible Spouse's signature is witnessed by the Plan Administrator or a notary public. Consequently, any beneficiary designation previously made by a Participant shall be automatically revoked on the marriage or remarriage of a Participant.

          A spouse's consent shall be valid under the Verson Segment only with respect to the specified beneficiary or beneficiaries designated by the Participant. If the beneficiary or beneficiaries subsequently are changed by the Participant, a new consent by the Eligible Spouse will be required. The Eligible Spouse's consent to any beneficiary designation made by a Participant pursuant to the Verson Segment, once made, may not be revoked by the Eligible Spouse.

          Notwithstanding the foregoing, spousal consent to a Participant's beneficiary designation shall not be required if it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

          Any consent by an Eligible Spouse or any determination that the consent is not required pursuant to the above paragraph shall be effective only with respect to such spouse.

          (c) LACK OF DESIGNATION: If any Participant or former Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, the amount payable upon the death of the Participant or former Participant shall be paid in accordance with the following order of priority:

               (1) to the Participant's Eligible Spouse, or if there be none surviving,

               (2) to the Participant's surviving spouse, or if there be none surviving,

               (3) to the Participant's children, in equal parts, or if there be none surviving,

               (4) to the Participant's father and mother, in equal parts, or if there be none surviving,

               (5)  to the Participant's estate.

     6.8. SMALL PENSIONS: If the Actuarial Equivalent lump sum value of a Pension payable under the Verson Segment is no more than $3,500, the Plan Administrator shall direct that, in lieu of such Pension, such lump sum shall be paid, but subject to the following sentence. A lump sum settlement of a small amount may not be directed if the Participant is age 55 or older, unless the Participant and his Eligible Spouse (or where the Participant has died, the Eligible Spouse) consent in writing, not more than 90 days before the distribution, to such lump sum settlement. A lump sum settlement of a small amount shall be made at any time after the Participant's termination of employment even though the Participant and/or his Eligible Spouse is not otherwise entitled to commencement of a Pension at such time under other provisions of the Verson Segment.

     If a lump sum settlement is made, the Plan Administrator shall provide each recipient receiving such a settlement with an official notice supplied by the Secretary of the Treasury which specifies certain information regarding the federal income tax treatment of certain Verson Segment benefits.

     6.9. RE-EMPLOYMENT AND CONTINUED EMPLOYMENT AFTER RETIREMENT: Subject to the provisions of Section 4.5, no Participant, regardless of his vesting status hereunder, shall receive a Pension payment for any month including or following the month in which he completes the requirements for a Normal Retirement Pension, if during each such month he receives payment for hours of service performed on at least 8 days of employment with the Employer or receives payment for vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence for at least 8 days in any calendar month.

     If a Participant who continues to be employed by the Employer after he completes the requirements for a Normal Retirement Pension receives remuneration for less than 8 days in any given calendar month, such Participant is considered retired according to the provisions of Section 2.3(b) and is entitled to Pension payments hereunder. Any employment by the Participant during the month he receives remuneration for less than 8 days of employment and for any month thereafter shall be disregarded as Service and Credited Service hereunder.

     If a former Participant who is entitled to receive a Pension hereunder is re-employed on or after his Normal Retirement Date, he shall not receive a Pension payment for any month in which he receives payment for hours of service performed on at least 8 days of employment with the Employer. If pension payments have been suspended pursuant to this paragraph, they shall resume no later than the first day of the third month after the calendar month in which he ceases to be employed for at least 8 days in a calendar month, and the initial payment upon resumption shall include the payment scheduled to occur in that month and any amounts withheld during the period from cessation of employment and resumption of payments. Upon a suspension of such pension payments, the Plan Administrator shall notify the Participant of such suspension, shall afford him an opportunity to obtain a review of such suspension and shall otherwise administer such suspension and any subsequent resumption of pension payments in a manner consistent with final U.S. Department of Labor Regulations Section 2530.203-3.

     Upon the death of a Participant who continues his employment beyond his Normal Retirement Date and who is not considered retired in accordance with the foregoing provisions of this Section, the provisions of Section 6.1 or an effective election under Section 6.5 shall be operative, and the survivorship Pension to his Eligible Spouse, if any, shall commence as of the first day of the month next following the Participant's death in the amount which would have been payable had the Participant retired immediately prior to his death. However, if the death of the Eligible Spouse occurs while the Participant is in such continued employment, his Pension shall not be reduced for the 50% Joint and Survivor Pension under Section 6.1 or a Contingent Beneficiary Option under
Section 6.5.

     6.10. NON-ALIENATION OF BENEFITS: Except with respect to federal income tax withholding, benefits payable under the Verson Segment shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Verson Segment; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void.
The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     Notwithstanding the above, the Plan Administrator may direct the Insurance Company and/or the Trustee to comply with a Qualified Domestic Relations Order.

     A Qualified Domestic Relations Order is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("Alternate Payee") and which:

          (a) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Verson Segment; and

          (b) specifies (1) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (2) the amount or percentage of the Participant's Verson Segment benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined and (3) the number of payments or the period to which the order applies and each plan to which the order relates; and

          (c)  does not require the Verson Segment to

               (1) provide any type or form of benefit or any option not otherwise provided under the Verson Segment,

               (2) pay any benefits to any Alternate Payee prior to the earliest age that the affected Participant could have received a Pension under the Verson Segment (whether for reason of Disability or other termination of employment), except that the fact that the Participant may not have terminated his employment shall be disregarded,

               (3)  provide increased benefits, or

               (4) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

     For purposes of the Verson Segment, an Alternate Payee who had been married to the Participant for at least one year may be treated as an Eligible Spouse with respect to the portion of the Participant's benefit in which such Alternate Payee has an interest provided that the Qualified Domestic Relations Order provides for such treatment. However, under no circumstances may the spouse of any Alternate Payee (who is not a Participant hereunder) be treated as an Eligible Spouse under the terms of the Verson Segment.

     Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Verson Segment to an Alternate Payee pursuant to a state domestic relations law, the Plan Administrator promptly shall notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Plan Administrator's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order.

     The Plan Administrator shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Verson Segment distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Plan Administrator and shall include such other provisions as the Plan Administrator shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

     During any period in which the issue of whether a judgment, decree or order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, a court of competent jurisdiction or otherwise), the Plan Administrator shall segregate in a separate account under the Verson Segment the amount, if any, which would have been payable to the Alternate Payee during such period if the judgment, decree or order had been determined to be a Qualified Domestic Relations Order. Such segregated account under the Verson Segment shall be held as uninvested cash.

     If the judgment, decree or order is determined to be a Qualified Domestic Relations Order within the 18-month period following the receipt by the Plan Administrator of the Qualified Domestic Relations Order, then payment from the segregated account shall be paid to the appropriate Alternate Payee. If such a determination is not made within the 18-month period, the segregated account shall be returned to the general assets of the Fund and shall be paid at the time and in the manner provided under the Verson Segment as if no order, judgment or decree had been received by the Plan Administrator.

     6.11. LUMP SUM OPTION: In addition to the circumstances for lump sum settlements outlined in Section 6.8 above, with the consent of the Participant, a lump sum settlement is available, as an optional form of distribution, to or on behalf of a Participant if his/her employment terminates with the Employer as a result of a plant closure of the Employer. For purposes of this Section, the determination of the amount of such lump sum settlements shall be based on the interest rates and mortality tables, issued by the Pension Benefit Guaranty Corporation ("PBGC") in Appendices B and C of PBGC Regulation Section 2619.65, in effect at the time the Participant election process commences.

     6.12. DIRECT ROLLOVER: For distributions made on or after January 1, 1993, a "distributee" who is reasonably expected to receive one or more "eligible rollover distributions" from the Verson Segment in one taxable year of the distributee may elect, at the time and in the manner prescribed by the Plan Administrator in accordance with reasonable administrative procedures as may from time to time be established by the Plan Administrator to the extent permitted by law, to have any such eligible rollover distribution made in the form of a direct rollover to an "eligible retirement plan" specified by the distributee, provided that such eligible retirement plan provides for the acceptance of a direct rollover, subject to the requirements of Section 401(a)(31) of the Code and regulations thereunder.

     For purposes of this Section, the term "eligible rollover distribution" means, subject to the limitations of Section 401(a)(31) of the Code and regulations thereunder, any distribution of all or any portion of the balance to the credit of the distributee (including a distribution the value of which does not exceed $3,500), except that such term shall not include any distribution which is: (i) one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary or for a specified period of 10 years or more; (ii) required under Section 401(a)(9) of the Code; or (iii) not includible in gross income. For purposes of this Section, the term "distributee" means (i) a Participant, (ii) a Participant's surviving spouse, and (iii) a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For purposes of this Section, subject to the requirements of Section 401(a)(31) of the Code and regulations thereunder and including any additional eligible retirement plans as may be included therein, "eligible retirement plan" means

(i) an individual retirement account described in Section 408(a) of the Code,
(ii) an individual retirement annuity described in Section 408(b) of the Code,
(iii) a defined contribution plan qualified under Section 401(a) of the Code, or
(iv) an annuity plan described in Section 403(a) of the Code; provided, however, that in the case of an eligible rollover distribution to a surviving spouse, a direct rollover may be made only to an individual retirement account or individual retirement annuity.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     7.1. NON-GUARANTEE OF EMPLOYMENT: Nothing contained in the Verson Segment will be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     7.2. RIGHTS TO FUND ASSETS: No Employee shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under the Verson Segment, and then only to the extent of the benefits payable under the Verson Segment to such Employee out of the assets of the Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in the Verson Segment shall be made solely out of the assets of the Fund and none of the Fiduciaries shall be liable therefor in any manner.

     7.3. NON-FORFEITABILITY OF BENEFITS: Subject only to the specific provisions of the Verson Segment, nothing shall be deemed to divest a Participant during his lifetime of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of the Verson Segment.

                                  ARTICLE VIII.

                         ADOPTION OF THE VERSON SEGMENT

     8.1. ADOPTION PROCEDURE: With the written consent of the Company, any other organization may adopt the Verson Segment, the Group Annuity Contract and the Trust for its eligible Employees by appropriate resolution, which shall specify the effective date of such adoption and which may contain such changes and variations in Verson Segment terms as the Company approves. An Employer adopting the Verson Segment shall compile and submit all information required by the Plan Administrator with reference to its eligible Employees.

     8.2. JOINT EMPLOYERS: If an Employee receives compensation simultaneously from more than one participating Employer, the total amount of such compensation shall be considered for the purposes of the Verson Segment as having been paid by one participating Employer, the respective participating Employers shall share proratably in contributions to the Merged Plan on account of said Employee, and any benefits paid from the Fund to him or to his beneficiaries also shall be allocated proratably between the applicable portions of the Fund.

     8.3. EXPENSES: Each participating Employer shall pay such proportionate part of actuarial and other necessary expenses incurred in the administration of the Verson Segment as the Company shall determine.

     8.4. WITHDRAWAL: A participating Employer may withdraw from the Verson Segment (and the Merged Plan) by giving 60 days' written notice of its intention to the Company, the Insurance Company, and the Trustee, unless a shorter notice shall be agreed to by the Company.

     8.5. SUPERSEDED PLANS: If an Employer adopting the Verson Segment already maintains a pension plan covering employees who will be covered by the Verson Segment, it may, with the consent of the Company, provide in its resolution adopting the Verson Segment for the merger, restatement and continuance, without discontinuance or termination, of its plan by the Verson Segment.